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                              EXTENSION OF LEASE

This Indenture, made this 7th day of December, 1995 by and between Lutheran Brotherhood, a Minnesota corporation (hereinafter called "Landlord") and ADC Telecommunications, Inc., a Minnesota corporation, (hereinafter called "Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease agreement, dated October 26, 1990, as amended by that certain First Amendment to Lease Agreement dated October 26, 1990, (hereinafter called the "Lease") under which Landlord demised to Tenant the premises commonly known as 5950 Clearwater Drive, Minnetonka Corporate Center (hereinafter, the "Leased Premises"); and

WHEREAS, the initial term of said Lease is scheduled to expire by lapse of time on July 31, 1997; and

WHEREAS, Landlord and Tenant hereby wish to extend the term of said Lease; and

WHEREAS, Landlord and Tenant have agreed upon the terms and conditions governing said extension;

NOW, THEREFORE, in consideration of the premises, the payments to be made hereunder and the covenants and agreements herein undertaken to be kept and performed, it is agreed as follows:

1. The term of the Lease is hereby extended for a period of four (4) years plus one (l) additional month commencing on the last day of the initial term of the Lease and expiring on the 31st day of August, 2001, (hereinafter, the Extension Period") unless the Lease shall sooner terminate as provided therein.

2. For years one (l) and two (2) of the Extension Period, Tenant shall pay to Landlord as Base Rent, for the Leased Premises, the annual sum of Two Hundred Thirty-Four Thousand Four Hundred Ninety-Eight and No/100 Dollars ($234,498.00) payable monthly on the 1st day of each and every calendar month in installments of Nineteen Thousand Five Hundred Forty-One and 50/100 ($19,541.50) and for years three (3) and four (4) plus the last additional month of the Extension Period, Tenant shall pay to Landlord, as Base Rent, for the Leased Premises, the annual sum of Two Hundred Fifty-Eight Thousand One Hundred Twenty and No/100 Dollars ($258,120.00) payable monthly on the first day of each and every calendar month in installments of Twenty-One Thousand Five Hundred Ten and No/100 ($21,510.00). All Base Rent payable is over and above the other and additional payments to be paid by Tenant to Landlord for the Leased Premises and shall be paid at the place and in the manner as provided for within the Lease.

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3.   It is understood and agreed that Tenant will continue to be responsible for 100% of the Leased Premises annual real estate tax and insurance expense as defined in the Lease and that Tenant will have no further options to extend the Lease. Except as herein specifically amended, all other terms, covenants, and conditions of the Lease shall remain in full force and effect, and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed the within Agreement as of the day and year first above written.

LANDLORD:

Lutheran Brotherhood
a Minnesota corporation


  /s/ Clifford W. Habeck
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By:   Clifford W. Habeck
Its:  AVP

TENANT:

ADC Telecommunications, Inc.


  /s/ Robert E. Switz
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By:   Robert E. Switz
Its:  VP and CFO

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